EXHIBIT 21

SUBSIDIARIES OF OWENS‑ILLINOIS, INC.

Owens‑Illinois, Inc. had the following subsidiaries at December 31, 2015 (subsidiaries are indented following their respective parent companies):

Name	State/Country of Incorporation or Organization
Owens‑Illinois Group, Inc.	Delaware
OI General Finance Inc.	Delaware
OI General FTS Inc.	Delaware
OI Castalia STS Inc.	Delaware
OI Levis Park STS Inc.	Delaware
Owens‑Illinois General Inc.	Delaware
Owens Insurance, Ltd.	Bermuda
Universal Materials, Inc.	Ohio
OI Advisors, Inc.	Delaware
OI Securities, Inc.	Delaware
OI Transfer, Inc.	Delaware
Maumee Air Associates Inc.	Delaware
OI Australia Inc.	Delaware
Continental PET Holdings Pty. Ltd.	Australia
ACI America Holdings Inc.	Delaware
ACI Ventures, Inc.	Delaware
Owens‑Brockway Packaging, Inc.	Delaware
Owens‑Brockway Glass Container Inc.	Delaware
OI Americas Holdings Inc.	Delaware
O-I Americas LLC	Delaware
O-I Bolivia Holdings Limited	United Kingdom
Vidrio Lux S.A.	Bolivia
O-I Americas C.V.	Netherlands
O-I Mexico Holdings I B.V.	Netherlands
O-I Mexico Holdings II B.V.	Netherlands
Envases de Vidrio de las Americas, S. de R.L. de C.V.	Mexico
Especialidades Operativas de America, S. de R.L. de C.V.	Mexico
Glass International OISPV, S.A.P.I. de C.V.	Mexico
Owens Glass Manufacturing, S. de R.L. de C.V.	Mexico
Vitro Vimosa, S. de R.L. de C.V.	Mexico
Vitro Vigusa, S. de R.L. de C.V.	Mexico
Vitro Virreyes, S. de R.L. de C.V.	Mexico
Vitro Viquesa, S. de R.L. de C.V.	Mexico
Vitro Vitolsa, S. de R.L. de C.V.	Mexico
Vitro America, S. de R.L. de C.V.	Mexico
O-I Packaging Solutions LLC	Delaware
The Andover Group, Inc.	Delaware
OI Andover Group Inc.	Delaware
Brockway Realty Corporation	Pennsylvania
NHW Auburn, LLC	Delaware
OI Auburn Inc.	Delaware
SeaGate, Inc.	Ohio
SeaGate II, Inc.	Ohio
SeaGate III, Inc.	Ohio
OIB Produvisa Inc.	Delaware

Name	State/Country of Incorporation or Organization
OI California Containers Inc.	Delaware
OI Puerto Rico STS Inc.	Delaware
O‑I Caribbean Sales & Distibution Inc.	Delaware
O‑I Latam HQ, Inc.	Delaware
Bolivian Investments, Inc.	Delaware
Fabrica Boliviana de Vidrios S.A.	Bolivia
OI International Holdings Inc.	Delaware
O-I Glass C.V.	Netherlands
O‑I Holding LLC	Delaware
OI Global C.V.	Netherlands
OI Hungary LLC	Delaware
O‑I Manufacturing Hungary Limited	Hungary
O‑I Sales & Distribution Hungary Kft.	Hungary
O‑I Ecuador LLC	Ohio
Cristaleria del Ecuador, S.A.	Ecuador
OI European Group B.V.	Netherlands
Owens‑Illinois Singapore Pte. Ltd.	Singapore
OI China LLC	Delaware
Wuhan Owens Glass Container Company Limited	China
ACI Beijing Limited	Hong Kong
OI Tianjin Glass Co. Ltd.	China
Owens‑Illinois Services H.K. Limited	Hong Kong
ACI Guangdong Limited	Hong Kong
ACI Guangdong Glass Company Limited	China
ACI Shanghai Limited	Hong Kong
ACI Shanghai Glass Company Limited	China
Owens‑Illinois (HK) Limited	Hong Kong
O‑I (Shanghai) Management Co Ltd.	China
O‑I Zhaoqing Glass Co. Ltd.	China
O‑I Sihui Glass Recycling Co. Ltd.	China
Owens‑Illinois (Australia) Pty Ltd	Australia
ACI Packaging Services Pty Ltd	Australia
ACI Operations Pty. Ltd.	Australia
ACI International Pty Ltd	Australia
ACI Glass Packaging Penrith Pty Ltd	Australia
PT Kangar Consolidated Industries	Indonesia
ACI Operations NZ Limited	New Zealand
O‑I Asia‑Pacific Holdings	Mauritius
O‑I Trading (Shanghai) Company Ltd.	China
O‑I Sales and Distribution Netherlands B.V.	Netherlands
O‑I Europe Sarl	Switzerland
O‑I Sales and Distribution UK Limited.	United Kingdom
O‑I Sales and Distribution Poland Sp Z.o.o.	Poland
O‑I Business Service Center Sp. Z.o.o.	Poland
O‑I Manufacturing Poland S.A.	Poland
UGG Holdings Ltd.	United Kingdom
O‑I Overseas Management Company Ltd.	Delaware
United Glass Group Ltd.	United Kingdom
O‑I Manufacturing (UK) Limited	United Kingdom
O‑I Sales and Distribution Spain SL	Spain
Vidrieria Rovira, S. L.	Spain
OI Spanish Holdings B.V.	Netherlands

Name	State/Country of Incorporation or Organization
Owens‑Illinois Peru S. A.	Peru
O‑I Manufacturing Italy S.p.A.	Italy
O‑I Manufacturing Czech Republic A.S.	Czech Republic
O‑I Sales and Distribution Czech Republic s.r.o.	Czech Republic
San Domenico Vetraria S.r.l.	Italy
O‑I Sales and Distribution Italy S.r.l	Italy
O‑I Manufacturing Netherlands B.V.	Netherlands
Veglarec B.V.	Netherlands
O‑I Europe SAS	France
O‑I Manufacturing France SAS	France
O‑I Sales and Distribution France SAS	France
O‑I Distribution SO	France
Champagne Emballage	France
O‑I Glasspack Beteiligungs & Verwaltungsgesellschaft GmbH	Germany
OI Glasspack GmbH & Co. KG	Germany
O‑I Sales and Distribution Germany GmbH	Germany
OI Canada Holdings B.V.	Netherlands
O‑I Canada Corp.	Canada
Manufacturera de Vidrios Planos, C.A.	Venezuela
Owens‑Illinois de Venezuela, C. A.	Venezuela
Fabrica de Vidrio Los Andes, C. A.	Venezuela
CMC S.A.	Colombia
O‑I Latam Services S.A.S.	Colombia
Cristaleria Peldar, S.A.	Colombia
Cristar S.A.	Colombia
Industria de Materias Primas S.A.	Colombia
Vidrieria Fenicia	Colombia
Owens‑Illinois do Brasil Industria e Comercio S.A.	Brazil
Mineracao Silminas Ltda.	Brazil
Mineracao Descalvado Ltda.	Brazil
OI Finnish Holdings Oy	Finland
O‑I Sales and Distribution Finland OY	Finland
O‑I Sales and Distribution LT	Lithuania
O‑I Production Estonia AS	Estonia
O‑I Sales and Distribution Estonia OU	Estonia
O‑I GMEC Lurin srl	Peru
O‑I Jaroslaw Machine Service Center	Poland
Owens‑Illinois Argentina S.A.	Argentina